                                                                  EXHIBIT 10.26


                        SETTLEMENT AGREEMENT AND RELEASE

         THIS SETTLEMENT AGREEMENT is entered into and effective as of November 30, 2004 ("Effective Date"), by and between JDA SOFTWARE GROUP, INC., a Delaware corporation having its principal place of business at 14400 North 87th Street, Scottsdale, Arizona ("JDA"), and SILVON SOFTWARE, INC., an Illinois corporation having its principal place of business at 900 Oakmont Lane, Westmont, Illinois ("SILVON") (individually a "Party" and collectively "the Parties").

                                   WITNESSETH

         WHEREAS, JDA and SILVON are parties to: (a) a Distribution License Agreement (as amended, the "License Agreement") dated September 30, 1996; (b) a Secured Loan Agreement, a Secured Promissory Note and a Security Agreement all dated May 8, 2001 (collectively "the Loan Agreement"); and (c) a Preferred Escrow Agreement dated May 8, 2001;

         WHEREAS, SILVON has initiated Arbitration Claim No. 30-117-Y-00518-04, currently pending in the American Arbitration Association ("AAA"), and captioned Silvon Software, Inc. v. JDA Software Group, Inc., ("Arbitration") alleging fraud in the inducement, breach of contract, breach of implied covenant of good faith and fair dealing and injunctive relief in connection both the License Agreement and Loan Agreement;

         WHEREAS, JDA has denied SILVON's allegations and has counterclaimed for breach of contract in connection the Loan Agreement; and

         WHEREAS, JDA and SILVON now desire, in a spirit of cooperation, to amicably resolve and dismiss the claims made in the arbitration, without admission of liability or adjudication.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and undertakings set forth herein, as well as other good and valuable consideration, the sufficiency and receipt of which are acknowledged by the parties hereto, JDA and SILVON agree as follows:

1. AMENDED AND RESTATED AGREEMENTS. Concurrent and as a condition to, this Settlement Agreement, the Parties have entered into the following agreements attached hereto as Exhibits A through E, which Exhibits shall be deemed to be part of this Settlement Agreement: (a) First Amendment to Secured Loan Agreement, (b) Amended and Restated Secured Promissory Note (the "Note"), (c) Amended and Restated Security Agreement, (d) Amended and Restated Preferred Escrow Agreement (the documents described in (a), (b), (c), and (d) referred to collectively as the "Amended and Restated Loan Agreement"), and (e) Third Addendum to Silvon Distribution Agreement.

2. LICENSE AGREEMENT. JDA shall retain one-hundred percent (100%) of the royalty and maintenance fees payable under the License Agreement until the full amount of outstanding principal, accrued interest and all costs, fees and expenses due under the Amended and Restated

Loan Agreement is fully repaid, and shall set those royalty and maintenance fees off against: first, the accrued interest owing under the Note; and second, the outstanding principal amount owing under the Note.

3. DISMISSAL OF ARBITRATION. Contemporaneous with the execution of this Settlement Agreement, counsel for SILVON and JDA shall verbally report the terms of settlement to the Arbitrator Mark Crane, and thereafter SILVON shall file this Settlement Agreement with the AAA, including a copy to Arbitrator Crane. Thereafter, SILVON shall immediately dismiss the Arbitration with prejudice and JDA shall immediately thereafter dismiss its Counterclaim without prejudice, except that JDA acknowledges that the claims in the Arbitration against SILVON were based on a promissory note, which pursuant to this Settlement Agreement and the Amended and Restated Loan Agreement has been cancelled and restated and amended, with each party to be responsible for its own costs, attorneys' fees and expert fees, except as set forth herein. JDA acknowledges that its all of its costs, attorneys' fees and expert fees incurred through October 31, 2004 in connection with the prosecution, defense, and dismissal of the Arbitration have been included in the principal amount due under the Note.

4. WAIVER OF DEFENSES, CLAIMS, OR SET-OFFS. SILVON acknowledges that it shall waive all, and shall not in the future assert any, of its defenses, claims or set-offs whatsoever (including but not limited to any of the defenses, claims or set-offs raised by Silvon in the Arbitration) to the enforcement by JDA of the liabilities, obligations and agreements referred to in Paragraph 1 of this Settlement Agreement, provided, however that SILVON and JDA agree that 100% of the Royalties as defined in the License Agreement due to SILVON under the License Agreement shall be retained by JDA and applied first against accrued interest then due under the Note and then to outstanding principal then due under the Note, and nothing herein shall operate to reduce the amount of credit due to SILVON against the outstanding interest and principal as a result of such application. Notwithstanding anything else contained in this Settlement Agreement or in any of the documents comprising the Amended and Restated Loan Agreement to the contrary, nothing contained herein shall preclude Silvon from enforcing the terms of the License Agreement, as amended.

5. AGREEMENT TO FORBEAR. From the date of this Settlement Agreement until the close of business on March 30, 2005, JDA agrees and acknowledges that it will forbear from taking any action to collect upon or accelerate the Note, or declare SILVON in default under any of the other documents constituting the Amended and Restated Loan Agreement based directly or indirectly on any act or omission, other than fraud or a default under Sections 5(a), (b) and (c) of the Amended and Restated Security Agreement by SILVON, or any of its parent corporations, affiliates, and their respective directors, officers, owners, employees, agents, insurers, reinsurers, and legal representatives which occurred or failed to occur, on or before the date of this Settlement Agreement.

6. JDA RELEASE. Upon indefeasible payment of the outstanding principal and accrued interest of the Note on or before March 30, 2005, JDA, on its own behalf and on behalf of its affiliates, successors, and assigns (the "JDA Releasors") agrees that SILVON and its affiliates, successors, assigns, parent corporations, affiliates, respective directors, officers, owners, employees, agents, insurers, reinsurers, and legal representatives (the "Silvon Releasees") shall be released from all claims, accusations, judgments, penalties, demands, actions, causes of action, counterclaims, defenses, suits, damages or liabilities that the JDA Releasors may have or claim to have had against the Silvon Releasees, from the beginning of time to the Effective Date whether known or unknown, which arise out of (i) the claims or defenses asserted by JDA in the Arbitration and (ii) any of the documents comprising Amended and Restated Loan Agreement As of the date of this Settlement Agreement, the JDA Releasors release and discharge forever the Silvon Releasees from any and all claims for attorneys fees or other costs (other than those incorporated into the principal amount of the Note) incurred by JDA relating to the Arbitration.

7. SILVON RELEASE. SILVON, on its own behalf and on behalf of its affiliates, successors, and assigns (the "Silvon Releasors"), hereby releases and forever, for all time in the unlimited past up to the date of this Settlement Agreement, discharges JDA, its parent corporations, and affiliates, and their respective directors, officers, owners, employees, agents, insurers, reinsurers and legal representatives (the "JDA Releasees") from any and all claims, accusations, judgments, penalties, demands, actions, causes of action, counterclaims, defenses, suits, damages or liabilities that the Silvon Releasors may have or claim to have had against the JDA Releasees, from the beginning of time to the Effective Date whether known or unknown, which arise out of the claims or defenses asserted by Silvon in the Arbitration, excepting only (i) the terms of this Agreement, (ii) the documents comprising the Amended and Restated Loan Agreement and (iii) the License Agreement.

8. GOVERNING LAW AND RETENTION OF JURISDICTION. The terms and conditions of this Settlement Agreement shall be governed by and interpreted under the laws of the State of Illinois, without giving effect to its internal principles of conflicts of laws and may not be superseded, amended or modified except by written agreement between JDA and SILVON. Furthermore, the Parties agree that the AAA shall retain exclusive jurisdiction over all matters relating to this Settlement Agreement, the License Agreement and the Amended and Restated Loan Agreement, and all disputes hereunder shall be resolved first by Arbitrator Crane; provided that if Arbitrator Crane is unavailable or unwilling to act as Arbitrator, then by a single panelist mutually agreed upon by the parties. If the Parties cannot agree upon an arbitrator within 5 business days after either party's request for appointment of an arbitrator, an arbitrator shall be appointed by the AAA.

9. ENTIRE AGREEMENT. JDA and SILVON have incorporated all covenants, commitments and understandings on which they have relied in entering into this Settlement Agreement, and, except as may be provided for herein, the License Agreement and the Amended and Restated Loan Agreement, the Parties make no covenant or other commitment to the other concerning its future action. Accordingly, this Settlement Agreement, the License Agreement and the Amended and Restated Loan Agreement and any other agreements referred to herein or therein (i) constitute the entire agreement and understanding between the parties relating to the Arbitration and the transactions herein, and there are no promises, representations, conditions, provisions or terms related thereto other than those set forth in such documents; and (ii) supersede all previous understandings, agreements and representations between the parties, written or oral relating to the Arbitration and transactions herein.

10. BINDING AGREEMENT. JDA and SILVON understand that this Settlement Agreement is a legally binding contract and agreement that may affect such Party's rights. Each Party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Settlement Agreement and is satisfied with its legal counsel and the advice received from it. This Settlement Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and assigns. Each Party executing this Settlement Agreement represents to the other that such Party has the full authority and legal power to do so. Each Party represents that it owns and has not assigned or transferred to any other person or entity all such Party's rights and claims as are being altered or otherwise affected by this Agreement. Each Party further acknowledges that it has not relied upon, in entering into this Agreement, any representation, warranty, promise or condition not specifically set forth in this Agreement, other than as may be set forth in the documents comprising the Amended and Restated Loan Agreement and the License Agreement.

11. SEVERABILITY. In the event that any provision of this Settlement Agreement is held invalid or unenforceable for any reason by a court of competent jurisdiction, such provision or part thereof shall be considered separate from the remaining provisions of this Settlement Agreement which shall remain in full force and effect.

12. WAIVER. Any failure of either party to insist upon the performance of a provision of this Settlement Agreement shall not constitute a waiver of any other right of any party which the party may have under this Settlement Agreement.

13. EXECUTION AUTHORIZATION. The undersigned parties represent and warrant that each has full authority to execute this Settlement Agreement on behalf of themselves, their predecessors and all other persons and/or entities named herein. This Settlement Agreement becomes effective as of the Effective Date upon its signature by the last of the parties to do so.

         The parties and each of them agree to be bound by the foregoing terms as signified by their execution of this Settlement Agreement by their complete execution of same.

JDA SOFTWARE GROUP, INC.               SILVON SOFTWARE, INC.

    /s/ Kristen L. Magnuson                /s/ Mike Hennel
By:______________________________      By:_____________________________

Date: November 30, 2004                Date: November 30, 2004

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION FROM REGISTRATION AVAILABLE SO THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

$2,861,196.78                                                 November 30, 2004


                              SILVON SOFTWARE, INC.

                  AMENDED AND RESTATED SECURED PROMISSORY NOTE
                  --------------------------------------------

     FOR VALUE RECEIVED, Silvon Software, Inc., an Illinois corporation (the "Company"), promises to pay to the order of JDA Software Group, Inc., a Delaware corporation (and any permitted successor(s) and assign(s) under Section 8 hereof, the "Holder"), the principal amount of Two Million Eight Hundred Sixty-One Thousand One Hundred Ninety-Six and 78/100 Dollars ($2,861,196.78) together with interest thereon calculated from the date hereof in accordance with the provisions of this Secured Promissory Note (this "Note"). Terms not defined herein shall have the meaning given them in the Secured Loan Agreement dated as of May 8, 2001 between the Company and the Holder as the same may have been or may hereafter be amended, restated, supplemented or otherwise modified from time to time (as amended, the "Loan Agreement"). Neither the foregoing reference to the Loan Agreement nor any provisions thereof shall affect or impair the absolute and unconditional obligation of the Company to pay the principal and interest on this Note as provided herein.

     1. Loan Agreement. This Amended and Restated Secured Promissory Note (as amended or otherwise modified from time to time, the "Note") is the Note called for by the Loan Agreement. The Holder is entitled to the benefits of, and subject to the terms and conditions set forth in the Loan Agreement. The benefits and rights of the Holder are also subject to certain conditions and restrictions also set forth in the Loan Agreement, which conditions and restrictions may be enforced against the Holder.

     2. Maturity. The outstanding principal under this Note shall be due and payable on March 30, 2005 (the "Maturity Date"). Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon any Event of Default (as defined in the Security Agreement referred to in Section 3 hereof).

     3. Security Interest and Collateral. This Note is secured by a first priority security interest in all of the Company's assets pursuant to the terms of the Amended and Restated Security Agreement of even date herewith by and between the Company and the Holder (as amended, the "Security Agreement").

     4.  Interest.

         (a) The principal of this Note from time to time outstanding shall bear interest on the unpaid principal amount of this Note outstanding from time to time on a monthly basis from the date hereof (compounded monthly) at the rate of eighteen percent (18%) per annum or the highest rate of interest then allowed by law; provided, however, that upon an Event of Default and while that Event of Default is continuing, the interest shall be the lesser of (i) twenty-one percent (21%) or (ii) the highest rate of interest then allowed by law. All interest on this Note shall be due and payable monthly on the first day of each month, with the first interest payment due December 1, 2004.

         (b) Following an Event of Default, the Company shall pay to the Holder on demand all reasonable expenses and expenditures (including, but not limited to, reasonable fees and expenses of legal counsel) incurred or paid by the Holder in exercising or protecting its interests, rights and remedies under this Note, plus interest thereon at the lesser of (i) twenty-one percent (21%) per annum or (ii) the highest rate of interest then allowed by law from the date of such demand by the Holder until paid.

         (c) All agreements between Company and Holder, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by conversion, acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid, to the holder hereof for the use, forbearance or detention of the money to be loaned hereunder or otherwise, exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provision of this Note or of any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the holder of this Note shall ever receive anything of value as interest or deemed interest by applicable law under this Note or any other document evidencing, securing or pertaining to the indebtedness evidenced hereby or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of Company to Holder relating to this Note, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to Borrower. In determining whether or not the interest paid or payable with respect to any indebtedness of Company to Holder, under any specific contingency, exceeds the highest lawful rate. Company and Holder shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof and/or (iii) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by law. The terms and provisions of this paragraph shall control and supersede every other conflicting provision of all agreements between Company and Holder.

     5. Payment. All payments shall be made in lawful money of the United States of America without setoff, counterclaim, or other defense (other than as provided in Section 6 below) at such place as the Holder hereof may from time to time designate in writing to the Company; provided that all payments hereunder shall be made notwithstanding the Company's audit right under Section 14 of the Distribution Agreement (as defined below). Payment shall be credited first to attorney fees then due and payable, second to accrued interest then due and payable, and the remainder applied to principal, except in the case of a new investment under Section 7, which shall first be credited to principal and only when the principal is completely paid shall any such amount be applied to accrued interest. Prepayment of this Note may be made at any time, and from time to time, without penalty or premium.

     6. Royalties. 100% of the Royalties (as defined in the Distribution Agreement dated as of May 8, 2001 between the Company and the Holder (as amended, the "Distribution Agreement")) due to the Company under the Distribution Agreement shall be retained by the Holder and applied first against accrued interest then due and then to outstanding principal hereunder.

     7. New Money. If the Company shall either receive an investment by a third party investor or borrow money from a bank or other third party lender, 50% of such investment or loan must be paid by the Company to the Holder to reduce the outstanding principal and interest hereunder.

     8. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. The obligations of the Company or the Holder under this Note may not be assigned without the prior written consent of the other party hereto which may be given or denied in their sole and absolute discretion.

     9. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law thereof.

    10. Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile or electronic transmission if received during normal business hours of the recipient on a business day, or if not, then on the next business day; or (iii) one (1) business day after deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the Company and the Holder at the address as set forth on the signature page hereof or at such other address as the Company or the Holder may designate by ten (10) days advance written notice to the other parties hereto.

    11. Lost Documents. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and an indemnity agreement reasonably satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the

Company, at its own expense, will make and deliver in lieu of such Note a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the unpaid principal amount of the Note in lieu of which such new Note is made and delivered.

    12. Amendments and Waivers. Any term of this Note may be amended or waived only with the written consent of the Company and the Holder. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.

    13. Waiver. The Company waives presentment and demand for payment, notice of dishonor, protest and notice of protest, notice of nonpayment and notice of acceleration of intent of acceleration of this Note. The right to plead any and all statutes of limitations as a defense to any demands hereunder or under the Security Agreement is hereby waived to the fullest extent permitted by law, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

    14. Invalidity. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. In such an event, the parties will in good faith attempt to effect the business agreement represented by such invalidated term to the fullest extent permitted by law.

    15. Attorneys' Fees. If an Event of Default occurs, the Holder shall be entitled to receive and the Company (or its assignee) agrees to pay all costs of collection incurred by the Holder, including, without limitation, reasonable attorneys' fees for consultation, suit and/or settlement.

    16. Remedies. The remedies of the Holder hereunder are governed by the terms hereof and the Security Agreement.

    17. Amended and Restated Secured Promissory Note. This Amended and Restated Secured Promissory Note shall be in replacement of and in substitution for that certain Secured Promissory Note dated May 8, 2001 in the original principal amount of $3,500,000.00, made by the Company and payable to the order of JDS Software Group, Inc. (the "Original Note"). The indebtedness outstanding as of the date hereof evidenced by the Original Note is continuing indebtedness, and nothing herein shall be deemed to constitute a payment, settlement or novation of the Original Note, or to release or otherwise adversely affect any lien, mortgage or security interest securing such indebtedness or any rights of the Holder against any guarantor, surety or other party primarily or secondarily liable for such indebtedness.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have causes this Amended and Restated Secured Promissory Note to be executed by their respective officers thereunto duly authorized and delivered at Chicago, Illinois as of the date first written above.

                                            COMPANY:

                                            SILVON SOFTWARE, INC.

                                            By: /s/ Mike Hennel
                                               ---------------------------------
                                               Name:  Mike Hennel
                                                     ---------------------------
                                               Title: President
                                                     ---------------------------

                                            Address: 900 Oakmont Lane
                                                     Westmont, Illinois 60559




AGREED TO AND ACCEPTED:

HOLDER:

JDA SOFTWARE GROUP. INC.

By: /s/ Kristen L. Magnuson
   ----------------------------------------------
   Name:   Kristen L. Magnuson
          ---------------------------------------
   Title:  CFO/EUP
          ---------------------------------------

Address:      14400 87th Street Scottsdale
              Scottsdale, Arizona 85260
























        [Signature Page to Amended and Restated Secured Promissory Note]

                              SILVON SOFTWARE, INC.

                     AMENDED AND RESTATED SECURITY AGREEMENT
                     ---------------------------------------

     THIS AMENDED AND RESTATED SECURITY AGREEMENT (this "Security Agreement") is made and entered into as of November 30, 2004 (the "Effective Date") by and between Silvon Software, Inc., an Illinois corporation ("Debtor"), and JDA Software Group, Inc., a Delaware corporation (the "Secured Party"), which is the lender under Debtor's Amended and Restated Secured Promissory Note (as amended or otherwise modified from time to time, the "Secured Note" issued pursuant to that certain Amended and Restated Secured Loan Agreement between Debtor and the Secured Party of even date herewith (the "Loan Agreement" together with the Secured Note, this Security Agreement, the Escrow Agreement (as defined in
Section 7 hereof) and any additional agreements executed by the parties after the date hereof in order to perfect or continue the perfection of the security interest granted hereunder, the "Loan Documents"). Terms used but not otherwise defined herein shall have the meanings set forth in Section 8 hereof.

                                    RECITALS:
                                    ---------

     A. Debtor and Secured Party are parties to that certain Security Agreement dated as of May 8, 2001 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the "Original Security Agreement").

     B. Debtor and Secured Party are entering into this Security Agreement to amend and restate the terms of the Original Security Agreement in its entirety.

                                   AGREEMENT:
                                   ----------

     In consideration of the premises set forth above and the mutual covenants and promises contained in this Security Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. CREATION OF SECURITY INTEREST; TERM. Debtor hereby grants to the Secured Party a security interest in the Collateral described in Section 2 of this Security Agreement to secure performance and payment of all obligations and indebtedness of Debtor arising from the Secured Note, including, but not limited to, the obligations and indebtedness of Debtor to the Secured Party described in
Section 3 of this Security Agreement (collectively, the "Indebtedness"). The security interest created hereby shall be: a first priority security interest with respect to all Collateral (defined below). This Security Agreement shall automatically terminate upon the full performance, payment and satisfaction of the Indebtedness. Until termination of this Agreement, the Secured Party's security interest in the Collateral, and all proceeds and products thereof, shall continue in full force and effect, subject to the terms and conditions of the Loan Documents.

     2. COLLATERAL. In order to secure the payment when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of any and all Indebtedness, Debtor hereby pledges to the Secured Party and grants to the Secured Party a continuing security interest in and to any and all right, title and interest of Debtor in and to the following, whether now owned or existing or owned, acquired or arising hereafter (collectively, the "Collateral"):

        (a) Any and all intellectual property of Debtor currently in existence or developed in the future including, without limitation, all patents, patent applications, copyrights, copyright applications, trademarks, trademark applications and trade secrets, and further includes any and all tangible and intangible products, discoveries, developments, designs, improvements, inventions, formulas, processes, techniques, know-how, data and software source code whether or not registrable or patentable under statute, whenever made, conceived, reduced to practice, learned or developed by or for Debtor (including, without limitation, any and all of Grantor's Copyrights, Patents, Trademarks and Mask Works as listed on Exhibits A, B, C, and D), and including, without limitation, all proceeds thereof (such as by proceeds of infringement suits or license royalties for exclusive licenses anted outside of the ordinary course of business), the right to sue for past, present and future infringements throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part (the "Intellectual Property").

        (b)  all Accounts;

        (c)  all cash and cash equivalents;

        (d)  all contract rights;

        (e)  all Chattel Paper;

        (f)  all Deposit Accounts;

        (g)  all Documents;

        (h)  all Equipment;

        (i)  all Fixtures;

        (j)  all General Intangibles;

        (k)  all Goods;

        (l)  all Instruments;

        (m)  all Inventory;

        (n)  all Investment Property;

        (o)  all Letter-of-Credit Rights;

        (p) all Commercial Tort Claims listed on Schedule I attached hereto (as such schedule shall be updated by Debtor from time to time);

        (q) all awards in respect of any "Taking" (as used herein, a "Taking" shall mean a taking, conveyance or sale of all or any part of the Collateral or any interest therein or right accruing thereto, as a result of, or in lieu or anticipation of, the proper exercise of the right of condemnation or eminent domain by a governmental authority having jurisdiction over real property owned by Debtor);

        (r) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by Debtor or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

        (s) All other real, personal and mixed (tangible and intangible) property of every character and wherever situated, now owned and hereafter acquired (other than property that may be held by Debtor pursuant to leases) by Debtor; and

        (t) All rents, income and issues arising from or in connection with, and all Proceeds, Supporting Obligations and products of, any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

     3. PAYMENT OBLIGATIONS OF DEBTOR.

        (a) Debtor shall pay to the Secured Party any sum or sums due or which may become due pursuant to the Secured Note in accordance with the terms of the Loan Documents and any and all renewals, rearrangements or extensions thereof.

        (b) Debtor shall account fully and faithfully to the Secured Party for Proceeds from disposition (i) of the Intellectual Property in any manner other than pursuant to Permitted Agreements (as defined in the Loan Agreement) and
(ii) of any other Collateral in any manner outside the ordinary course of business and, following an Event of Default (as defined below) hereunder which is continuing, shall pay or turn over promptly in cash, negotiable instruments, drafts, assigned accounts or Chattel Paper all the Proceeds from each sale to be applied to Debtor's Indebtedness to the Secured Party, subject, if other than cash, to final payment or collection. Application of such Proceeds to Indebtedness of Debtor shall be in the sole discretion of the Secured Party, provided such application of Proceeds is made by the Secured Party in a reasonable manner.

        (c) Following an Event of Default hereunder or under the Secured Note which is continuing, Debtor shall pay to the Secured Party on demand all reasonable expenses and expenditures (including, but not limited to, reasonable fees and expenses of legal counsel) incurred or paid by the Secured Party in exercising or protecting its interests, rights and remedies under this Security Agreement, plus interest thereon at the lesser of (i) 21% per annum or (ii) the highest rate of interest then allowed by law from the date of any such demand by the Secured Party until paid.

        (d) Debtor shall pay immediately, without notice, the entire unpaid Indebtedness of Debtor plus any accrued but unpaid interest, to the Secured Party whether created or incurred pursuant to this Security Agreement or any other Loan Document, upon an Event of Default.

        (e) Debtor hereby agrees to pay upon demand Secured Party's costs and attorneys' fees in connection with the prosecution, defense, and dismissal of the Arbitration (as defined in Section 5(j) hereof), which costs and attorneys' fees shall be added to the amount of loan principal due under the Loan Agreement.

     4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF DEBTOR.


        (a) All information supplied and statements made by Debtor in any financial, credit or accounting statement or provided to the Secured Party prior to, contemporaneously with or subsequent to the execution of this Security Agreement are and shall be true, correct, complete, valid and genuine in all material respects as of the date made.

        (b) The location where Debtor maintains its chief executive office is as set forth on the execution page hereof. All of Debtor's assets in the United States are located at its chief executive office except for the source code to the Intellectual Property, which is maintained in accordance with the terms of Escrow Agreement (defined below).

        (c) The Collateral shall remain in Debtor's possession or control at all times at its chief executive office at Debtor's risk of loss until (i) sold, licensed or otherwise disposed of in the ordinary course of business, provided that the Secured Party shall be granted a security interest in the proceeds and other consideration received for such Collateral or (ii) as authorized in writing by the Secured Party.

        (d) Until an Event of Default which has not been cured, Debtor may use the Collateral in any lawful manner not inconsistent with this Security Agreement or with the terms or conditions of any policy of insurance thereon and may also sell, license or otherwise dispose of the Collateral in the ordinary course of business. The Secured Party's security interest shall attach to all proceeds of sales, licenses and other dispositions of the Collateral.

        (e) Debtor will provide to Secured Party thirty days' prior written notice of any change in the location of its chief executive office as set forth in paragraph 4(b) of this Security Agreement, name as set forth in the preamble hereof, jurisdiction of organization, legal structure, organizational form or use of any trade name.

        (f) Debtor shall pay prior to delinquency all material taxes, charges, liens and assessments against the Collateral except those Debtor is contesting in good faith and for which adequate accruals have been made, and upon Debtor's failure to do so after ten days' prior written notice, the Secured Party at their option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Such payment shall become part of the Indebtedness secured by this Security Agreement and shall be paid to the Secured Party by Debtor immediately and without demand, with interest hereon at the rate set forth in paragraph 3(c) hereof.

        (g) Debtor will have and maintain insurance at all times with respect to all Collateral against risks of fire, theft and such other risks as are generally insured against by companies in the Debtor's line of business, including extended coverage. Following an Event of Default and during its continuation, the Secured Party may act as attorney for Debtor in obtaining, adjusting, settling and canceling such insurance and endorsing any drafts drawn by insurers of the Collateral. The Secured Party may apply any proceeds of such insurance which maybe received by it in payment on account of the obligations secured hereby, whether due or not.

        (h) Debtor shall, at its own expense, do, make, procure, execute and deliver all acts, things, writings and assurances as the Secured Party may at any time reasonably request to protect, assure or enforce their interests, rights and remedies created by, provided in or emanating from this Security Agreement. Debtor will deliver financing statements (including renewal or continuation statements) and take whatever other actions are reasonably requested by the Secured Party to perfect and continue the Secured Party's security interests in the Collateral; including the filing of Forms UCC-1 in the State of Illinois and in any other State or local jurisdiction where the Collateral may be located and filings in the United States Patent and Trademark Office and the United States Copyright Office, as applicable. Upon the reasonable request of the Secured Party, the Debtor will deliver to the Secured Party an and all of the documents evidencing or constituting the Collateral (if applicable), and the Debtor will note Secured Party's interests upon any and all of such documents if not delivered to the Secured Party's representative for possession by it. Debtor hereby ratifies its authorization for the Secured Party to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto without Debtor's signature thereon if filed prior to the date hereof. Debtor hereby agrees that a carbon, photographic or other reproduction of this Security Agreement or any such financing statement is sufficient for filing as a financing statement by the Secured Party wherever the Secured Party may in its sole discretion desire to file the same. Debtor authorizes Secured Party to, at any time and from time to time, file financing statements, continuation statements, and amendments thereto that describe the Collateral as "all assets" of Debtor, or words of similar effect, and which contain any other information required pursuant to the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, and Debtor agrees to furnish any such information to Secured Party promptly upon request.

        (i) Except in the ordinary course of business, Debtor shall not sell, lend, license, rent, lease, or otherwise dispose of the Collateral or any interest therein except as authorized in this Security Agreement, in any other Loan Document or in writing by the Secured Party, and Debtor shall keep the Collateral, including the proceeds thereof, free from unpaid charges, including taxes, and from liens, encumbrances and security interests other than that of the Secured Party and those in existence as of the date hereof as described in
Section 4(k) (except such encumbrances and liens which arise in the ordinary course of business and both (i) do not materially impair the Debtor's ownership or use of the Collateral and (ii) are junior to and do not adversely affect the security interest granted hereunder to the Secured Party or taxes or other charges not yet due).

        (j) Debtor shall keep accurate and complete records of the Collateral and its proceeds.

        (k) Debtor is the owner of the Collateral free of all liens, claims and encumbrances, except as created by this Security Agreement, (except such encumbrances and liens which arise in the ordinary course of business and both
(i) do not materially impair the Debtor's ownership or use of the Collateral and
(ii) are junior to and do not adversely affect the security interest granted hereunder to the Secured Party), and no financing statement covering the Collateral or its proceeds is on file in any public office, except those in favor of Secured Party pursuant to this Security Agreement.

        (l) As to that portion of the Collateral which are Accounts, Debtor represents, warrants and agrees with respect to each such Account that:

             (i) The Account arose from the performance of services by Debtor which have been performed or from the lease or the absolute sale of goods by Debtor in which Debtor had the sole and complete ownership, and the goods have been shipped or delivered to the account debtor.

             (ii) The Account is not subject to any prior or subsequent assignment, claim, lien or security interest other than that of the Secured Party.

             (iii) The Account is not subject to set-off, counterclaim, defense, allowance or adjustment other than discounts for prompt payment shown on the invoice, or to dispute, objection or complaint by the account debtor concerning his liability on the Account, and the goods, the sale or lease of which gave rise to the Account, have not been returned, rejected, lost or damaged.

             (iv) The Account arose in the ordinary course of Debtor's business, and no notice of bankruptcy, insolvency or financial embarrassment of the account debtor has been received by Debtor.

        (m) None of the Collateral constitutes, or is the Proceeds of, Farm Products.

        (n) No Inventory is held by Debtor pursuant to consignment, sale or return, sale on approval or similar arrangement.

        (o) Debtor shall notify Secured Party if any Inventory or Equipment is at any time in the possession of a bailee, and at Secured Party'S request and option, Debtor shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to Secured Party , that the bailee holds such Collateral for the benefit of Secured Party , and that such bailee agrees to comply, without further consent of Debtor, with instructions from Secured Party as to such Collateral (which instructions, Secured Party hereby agrees, shall not be delivered unless an Event of Default has occurred and is continuing or would occur after taking into account any action by Debtor with respect to the bailee).

        (p) If Debtor shall at any time hold or acquire a Commercial Tort Claim, Debtor shall immediately notify Secured Party in a writing signed by Debtor of the particulars thereof and grant to Secured Party in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance satisfactory to Secured Party.

     5. EVENTS OF DEFAULT. Debtor shall be in default under this Security Agreement upon the happening of any condition or event set forth below (each, an "Event of Default").

        (a) The Debtor shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof.

        (b) The filing or commencement of an involuntary case or other legal proceeding against the Debtor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property which has not been dismissed within 30 days of the filing thereof; or an order for relief shall be entered against the Company under the federal bankruptcy laws as now or hereafter in effect.

        (c) The filing or commencement by the Debtor of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or the Debtor shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors.

        (d) The Secured Party's security interest in the Collateral shall for any reason fail or cease to create a valid and perfected first priority lien on the Collateral (and such is not cured within 10 days of the date on which the Debtor becomes aware of such failure).

        (e) The Debtor's failure to timely make any payment (whether principal, interest or otherwise) under the Note when due, whether upon demand or otherwise (and such failure is not cured within 10 days).

        (f) Any representation, warranty or other statement made by the Debtor in any Loan Document, or any certificate or other instrument furnished by the Debtor to the Secured Party in connection with the transactions contemplated thereby and taken as a whole, is false or misleading as of the date made and such misrepresentation or breach of warranty, either individually or collectively, has materially impaired or is reasonably likely to materially impair the ability of the Debtor to perform its obligations under Loan Document or any of the transactions contemplated thereby; provided, however, that if such false or misleading representations, warranties or other statements were not made intentionally or due to Debtor's gross negligence, the Debtor shall have 180 days from the date on which the Debtor becomes aware of it to cure before it shall be deemed an Event of Default hereunder.

        (g)  The Debtor's failure to perform any of its obligations under
Section 4 of the Secured Loan Agreement within 10 days of the date required for the performance of that obligation under Section 4.

        (h) The Debtor's failure to perform or observe, any other term, covenant or agreement contained in any Loan Document or other certificate or instrument delivered in connection therewith to be performed or observed by the Debtor that has materially impaired or is reasonably likely to materially impair the ability of the Debtor to perform its obligations under any Loan Document, or any of the transactions contemplated thereby (and such failure is not cured within 180 days from the date on which the Debtor becomes aware of such failure).

        (i) The loss, theft, substantial damage, destruction, sale (other than pursuant to Permitted Agreements (as defined in the Loan Agreement)) of any material portion of the Collateral or the making of any levy, seizure or attachment thereof or thereon.

        (j) The Debtor's failure, within ten (10) business days from the Effective Date, to dismiss with prejudice Arbitration Claim No.
30-117-Y-00518-04, currently pending in the American Arbitration Association and captioned Silvon Software, Inc. v. JDA Software Group, Inc.

     The Debtor shall promptly notify the Secured Party in writing of any Event of Default, any event that will be an Event of Default if not cured within the applicable time periods described above, or the occurrence of any event that will or is reasonably likely to result in an Event of Default. Failure to so notify the Secured Party within 10 days shall be an Event of Default hereunder.

     6. SECURED PARTY'S RIGHTS AND REMEDIES.

        (a) Rights in the Event of Default. In addition to those rights, if any, specified in the other Loan Documents, but subject to the terms and conditions of the Loan Documents, upon the occurrence of an Event of Default and during its continuation, and at any time thereafter, the Secured Party may do each of the following, subject to the Escrow Agreement:

             (i) Enter Debtor's premises to inspect the Collateral and Debtor's books and records pertaining to the Collateral, and Debtor shall assist the Secured Party in making any such inspection.

             (ii) Execute, sign endorse, transfer or deliver in the name of Debtor, notes, checks, drafts or other instruments for the payment of money and receipts, certificates of origin, applications for certificates of title or any other documents, necessary to evidence, perfect or realize upon the security interest and obligations created by this Security Agreement.

             (iii) Agree to discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral, pay for the insurance on the Collateral and pay for the maintenance and preservation of the Collateral. Debtor agrees to reimburse the Secured Party on demand for any payment made, or expense incurred by the Secured Party pursuant to the foregoing authorization, plus interest thereon at the rate set forth in paragraph 3(c) hereof, and will indemnify and hold the Secured Party harmless from and against liability in connection therewith.

             (iv)    Subject to the terms and conditions of the Loan
        Documents, declare all obligations secured hereby immediately due and payable and shall have the rights and remedies of a "secured party" under the UCC in effect in the local jurisdiction where the Collateral is located, including, without limitation, the right to sell, lease or otherwise dispose of any or all of the Collateral and the right to take possession of the Collateral, and for that purpose the Secured Party may enter any premises on which the Collateral or any part thereof may be situated and remove the same therefrom, so long as the same may be accomplished without a breach of the peace. The Secured Party may require Debtor to assemble the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party and thereafter hold the Collateral absolutely free from any claim or right of set off whatsoever (other than pursuant to Section 6 of the Secured Note), including any right of redemption (statutory or otherwise), and such demand, notice and right or equity being hereby expressly waived and released. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party will send Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other disposition thereof is to be made The requirement of sending reasonable notice shall be met if such notice is given to Debtor at least ten days before 'the time of the sale or disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall include the Secured Party's reasonable fees and expenses actually incurred by or on behalf of the Secured Party (including, but not limited to, reasonable fees and expenses of legal counsel), and Debtor agrees to pay such reasonable fees and expenses, plus interest thereon at the rate set forth in paragraph 3(c) hereof. Secured Party shall have no obligation to clean up or otherwise prepare the Collateral for sale. It is not necessary that the Collateral be present at any such sale.

             (v) Notify the account of debtors or obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness remitted by Debtor to the Secured Party as proceeds to pay the Secured Party directly.

             (vi) Demand, sue for, collect or make any compromise or settlement with reference to the Collateral as the Secured Party, in their sole discretion, choose.

             (vii) Remedy any default and may waive any default without waiving or being deemed to have waived any other prior or subsequent default.

             (viii) To the extent not wholly inconsistent with any remedy expressly provided for under this Agreement or the Escrow Agreement, the Secured Party may exercise any other rights or remedies it may have at law or under the Loan Documents or Escrow Agreement (defined below).

        (b) Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to this Section 6 are insufficient to cover the costs and expenses of such realization and the payment in full of the Indebtedness, Debtor shall remain liable for any deficiency.

     7. ESCROW OF SOURCE CODE. Concurrent with the execution of this Agreement, as further security for the Indebtedness, Debtor, Secured Party and DSI Technology Escrow Services, Inc. ("DSI") have entered into a Preferred Escrow Agreement, in the form attached hereto as Exhibit E (the "Escrow Agreement"). Debtor shall be responsible for all amounts payable to DSI pursuant to Section 6 of the Escrow Agreement. If the Secured Party makes any payment to DSI required to be made by Debtor pursuant to such
Section 6, Debtor shall promptly reimburse the Secured Party for all of such payment.


     8. DEFINITIONS.

     The following terms are used herein as defined in the UCC: Accounts, Chattel Paper, Commercial Tort Claims, Documents, Deposit Accounts, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Proceeds and Supporting Obligations.

     "UCC" means the Uniform Commercial Code of the State of New York as may, from time to time, be in effect.

     9. MISCELLANEOUS.


        (a) Notices. Any notice required or permitted by this Security Agreement shall be in writing and shall be deemed effectively given: (1) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile or electronic transmission if received during normal business hours of the recipient on a business day, or if not, then on the next business day; or
(iii) one (1) business day after deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the Debtor and the Secured Party at the addresses set forth on the signature pages hereof or at such other address as the Debtor or the Secured Party may designate by ten (10) days' advance written notice to the other parties hereto.

        (b) Construction. "Secured Party" and "Debtor", as used in this instrument, include the administrators, successors, representatives, receivers, trustees and assigns of such party.

        (c) Headings. The headings appearing in this instrument have been inserted for convenience of reference only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this instrument.

        (d) Governing Law. The law governing this secured transaction shall be that of the State of New York in force at the date of this instrument.

        (e) Further Assurances. All property acquired by Debtor after the date hereof, which by the terms hereof is required or intended to be subjected to the lien of this Security Agreement, shall, immediately upon the acquisition thereof and without further mortgage, conveyance or assignment, become subject to the lien of this Security Agreement as fully as though now owned by Debtor and specifically described herein. Nevertheless, Debtor will do all such further acts and execute, acknowledge and deliver all such further conveyances, mortgages, financing and assurances as the Secured Party shall reasonably require for accomplishing the purposes of this Security Agreement.

        (f) Rights Cumulative; No Waiver. The rights and remedies of the Secured Party hereunder are cumulative, and the exercise (or waiver) of any one or more of the remedies provided for herein shall not be construed as a waiver of any of the other rights and remedies of the Secured Party. No delay on the part of the holder of this Security Agreement in the exercise of any power or right under this Security Agreement or under any other instrument executed pursuant hereto shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

        (g) Successors and Assigns. The tights and obligations of the Secured Party and the Debtor hereunder may not be transferred or assigned by any party without the prior written consent of the other parties hereto, except the Secured Party may transfer or assign its rights and obligations under this Security Agreement to any of its subsidiaries or affiliates without such consent and in such case the assignee shall be entitled to all of the tights, privileges and remedies granted in this Security Agreement to the Secured Party provided that the transfer does not violate applicable securities laws and is in connection with a concurrent assignment or transfer of Secured Note to such assignee or transferee; and in such event Debtor will assert no claims or defenses, other than a defense that it has performed its obligations under the Loan Documents, it may have against the Secured Party against the assignee, except these granted in this Security Agreement. Any assignee of Debtor or the Secured Party shall agree in writing prior to the effectiveness of such assignment to be bound by the provisions hereof. All of the stipulations, promises and agreements in this Security Agreement made by Debtor shall bind the successors and permitted assigns of Debtor, whether so expressed or not, and inure to the benefit of the successors and permitted assigns of Debtor and the Secured Party.

        (h) Severability. In the event any one or more of the provisions contained in this Security Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Security Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        (i) Amendment and Waiver. Any term of this Security Agreement may be amended or waived only with the written consent of the Debtor and the Secured Party. Any waiver by the Debtor or the Secured Party of a breach of any provision of this Security Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Security Agreement. The failure of the Debtor or the Secured Party to insist upon strict adherence to any term of this Security Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Security Agreement.

        (j) Entire Agreement. The Loan Documents constitute the full understanding between the parties hereto with respect to the subject matter hereof, and no statements, written or oral, made prior to or at the signing hereof shall vary or modify the terms hereof.

        (k) Preservation of Perfection. Nothing in this Security Agreement is intended or shall be construed to modify, affect, release or otherwise impair the continuity or perfection of the liens granted under the Original Security Agreement.

     IN WITNESS WHEREOF, the undersigned parties have executed this Amended and Restated Security Agreement on and as of the Effective Date.

                                          DEBTOR:

                                          SILVON SOFTWARE, INC.

                                          By: /s/ Mike Hennel
                                              __________________________________
                                              Name: Mike Hennel
                                              Title: President

                                          Address:  900 Oakmont Lane
                                                    Westmont, Illinois 60559


                                          SECURED PARTY:

                                          JDA SOFTWARE GROUP. INC.

                                          By: /s/ Kristen L. Magnuson
                                              __________________________________
                                              Name: Kristen L. Magnuson
                                              Title: CFO/Exec V.P.

                                          Address:  14400 North 87th Street
                                                    Scottsdale, Arizona 85260
















                      SIGNATURE PAGE TO AMENDED AND RESTATED SECURITY AGREEMENT

                                   SCHEDULE I
                                   ----------

                             Commercial Tort Claims

                                     [None].